KRONOS WORLDWIDE, INC. ANNOUNCES A PRICE INCREASE FOR ALL TITANIUM DIOXIDE PRODUCTS SOLD IN LATIN AMERICA

CRANBURY, NEW JERSEY – September 30, 2008 – Kronos Worldwide, Inc. (NYSE:  KRO) today announced a price increase for all titanium dioxide grades sold in Latin America.

Effective October 1, 2008, prices for all Kronos titanium dioxide grades sold in Latin America will be increased by US$150 per metric ton.

This increase is in additions to price increases previously announced.

Kronos Worldwide, Inc. is a major international producer of titanium dioxide pigments.

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